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                                                                   EXHIBIT 10.12

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT is made and entered into THIS 30TH DAY OF JULY, 1998, by and between ANDREW B. SHEARER, a Pennsylvania resident, as Landlord ("LANDLORD"), STEPHANIE A. SHEARER, as an additional signatory for Landlord ("ADDITIONAL Signatory") and SHEARER INDUSTRIAL SUPPLY CO., a Pennsylvania corporation, as Tenant ("TENANT").

                              W I T N E S S E T H:

         1. DEFINITIONS. For purposes of this Lease, the following terms shall have the following meanings, unless the context requires otherwise:

         (a) "COMMENCEMENT DATE" shall mean the date on which the term of this Lease commences.

         (b) "CPI" shall mean the Consumer Price Index For Urban Wage Earners and Clerical Workers, U.S. City Average (1967 = 100) Unadjusted, all items index, published by the Bureau of Labor Statistics, United States Department of Labor.

         (c) "EXPIRATION DATE" shall mean the date upon which the term of this Lease expires.

         (d) "HAZARDOUS SUBSTANCES" shall mean those substances as set forth on EXHIBIT "C", attached hereto and incorporated herein by reference.

         (e) "IMPROVEMENTS" shall mean and shall include any and all buildings, structures, fixtures, driveways, parking areas, paved areas, fences and other improvements located on, or attached or affixed to, the Land as of the date of this Lease, or to be constructed, installed or placed on the Land by Landlord prior to the Commencement Date pursuant to this Lease, and any and all modifications, alterations and replacements thereof, substitutions therefor and additions thereto. The term Improvements does not include the Land.

         (f) "LAND" shall mean that certain tract or parcel of land located at the INTERSECTION OF FARMTRAIL ROAD AND SUSQUEHANNA TRAIL, YORK COUNTY, PENNSYLVANIA, and as more particularly described on EXHIBIT "A" attached hereto, and incorporated herein by reference, together with all easements and rights appurtenant thereto, and Landlord's right, title and interest in and to all streets, public or private alleys and public or private ways adjoining or crossing said land.

         (g) "LAWS" shall mean all federal, state, county, municipal and other governmental constitutions, statutes, ordinances, codes, regulations, resolutions, rules, requirements and directives and all decisions, judgments, writs, injunctions, orders, decrees or demands of courts, administrative bodies and other authorities construing any of the foregoing. "LAW" shall be the singular reference to Laws.

         (h) "LEASE" shall mean this Lease Agreement, together with any and all exhibits and attachments which may be part of this Lease Agreement.

         (i) "LEASE YEAR" shall mean: (i) if the Commencement Date is the first day of a calendar month, the TWELVE (12) calendar month period commencing on the Commencement Date, and ending on the day immediately preceding the first anniversary of the Commencement Date, and each succeeding such TWELVE (12) calendar month period during the term of this Lease; or (ii) if the Commencement Date is not the first day of a calendar month, the TWELVE (12) calendar month period commencing on the first day of the first calendar month following the Commencement Date, and ending on the day immediately preceding the first anniversary of such date, and each succeeding such TWELVE (12)


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calendar month period during the term of this Lease, PROVIDED, HOWEVER, that, if the Commencement Date is a day other than the first day of a calendar month, the First Lease Year shall include the period from the Commencement Date through the last day of the calendar month during which the Commencement Date occurs.

         (j) "MORTGAGE" shall mean any mortgage, deed to secure debt, deed of trust, trust deed or other conveyance of, or lien or encumbrance against, the Premises as security for any debt, whether now existing or hereafter arising or created. "MORTGAGES" shall mean more than one "Mortgage".

         (k) "MORTGAGEE" shall mean the holder of any Mortgage, together with the heirs, legal representatives, successors, transferees and assigns of the holder. "MORTGAGEES" shall mean more than one "Mortgagee".

         (l) "PARTY" shall mean either Landlord or Tenant, as appropriate. "PARTIES" shall mean both Landlord and Tenant.

         (m) "PREMISES" shall mean the Land and the Improvements.

         (n) "RENT" shall mean the rental specified and provided for in this Lease.

         (o) "TAXES AND ASSESSMENTS" shall mean real property ad valorem taxes and assessments levied, assessed or imposed upon, against or with respect to the Premises at any time during the term of this Lease by a governmental authority. Taxes and Assessments shall not include any assessments by the Farmbrook Industrial Park or any other industrial park.

         2. TERM; OPTION TO EXTEND.

         (a) The initial term of this Lease (the "INITIAL TERM") shall be for TEN (10) LEASE YEARS, commencing on the earlier of: (i) TEN (10) days after Landlord achieves Substantial Completion (as defined in the Work Letter); or
(ii) the date Tenant commences its normal business operations on the Premises (the "COMMENCEMENT DATE"). The Lease shall expire at midnight on the last day of the Initial Term (the "EXPIRATION DATE"), unless extended or sooner terminated as hereinafter provided. All references to the term of this Lease shall be references to the term of this Lease as it may be renewed or extended.

         (b) Tenant shall have the right to extend the term of this Lease for an additional period of FIVE (5) LEASE YEARS, by delivering written notice to Landlord not less than ONE HUNDRED EIGHTY (180) DAYS prior to the Expiration Date. If Tenant exercises the foregoing right to extend the term of this Lease, all terms and conditions of this Lease (other than this option to extend) shall remain in full force and effect, except that: (i) the Expiration Date shall be extended by the number of Lease Years set forth in this SUBPARAGRAPH (b); and
(ii) the Rent shall be increased by FIVE PERCENT (5%).

         (c) If Tenant exercises the option to extend provided for in SUBPARAGRAPH (b), above, then Tenant shall have the further right to extend the term of this Lease for a second additional period of FIVE (5) LEASE YEARS by delivering written notice to Landlord not less than ONE HUNDRED EIGHTY (180) DAYS prior to the Expiration Date, as theretofore extended. If Tenant exercises the foregoing right to extend the term of this Lease, all terms and conditions of this Lease (other than this option to extend) shall remain in full force and effect, except that: (i) the Expiration Date shall be extended by the number of Lease Years set forth in this SUBPARAGRAPH (c); and (ii) the Rent, as increased by SUBPARAGRAPH (b) above, shall be increased by FIVE PERCENT (5%).

         3. OPTION TO TERMINATE. Tenant shall have the right to terminate this Lease at any time on or after the first day of the SEVENTH (7TH) LEASE YEAR and before the first day of the NINTH (9TH) LEASE YEAR by providing Landlord with written notice of Tenant's election to terminate the Lease (the


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"EARLY TERMINATION NOTICE"). The foregoing termination shall be effective on the date ONE HUNDRED EIGHTY (180) DAYS following the effective date of Landlord's receipt of the Early Termination Notice (the "EARLY TERMINATION DATE");
provided, that, on or before the Early Termination Date, Tenant has paid to Landlord a termination fee ("TERMINATION FEE") in the amount of: (a) TEN
THOUSAND AND NO/100 DOLLARS ($10,000.00) if Tenant gives the Early Termination Notice on or after the first day of the SEVENTH (7TH) LEASE YEAR and before the first day of the EIGHTH (8TH) LEASE YEAR; or (b) TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00) if the Tenant gives the Early Termination Notice on or after the first day of the EIGHTH (8TH) LEASE YEAR and before the first day of the NINTH (9TH) LEASE YEAR. If the Early Termination Notice is timely given, and the Early Termination Fee is timely paid by Tenant to Landlord, then this Lease shall terminate on the Early Termination Date and the Early Termination Date shall be the Expiration Date for all purposes herein.

         4. RENT. Tenant shall pay to Landlord, at the address specified in this Lease for the giving of notices to Landlord or at such other place as Landlord may specify, an annual Rent which shall initially be THREE HUNDRED NINETEEN THOUSAND TWO HUNDRED FIFTEEN AND NO/100 DOLLARS ($319,215.00) (the "RENT"). The Rent shall be due and payable initially in equal monthly installments, in advance, of TWENTY-SIX THOUSAND SIX HUNDRED ONE AND 25/100 DOLLARS ($26,601.25), beginning on the Commencement Date, and continuing on the first day of each succeeding month thereafter throughout the term of this Lease; PROVIDED, HOWEVER, that, if the Commencement Date is a day other than the first day of a calendar month, the Rent payable for the period from the Commencement Date through the end of the calendar month during which the Commencement Date occurs shall be the above-referenced monthly Rent prorated on a daily basis, and shall be payable, together with the Rent for the first full calendar month of the Initial Term, on the first day of the first calendar month following the Commencement Date. All Rent paid more than FIFTEEN (15) DAYS beyond the date it is due and payable shall accrue interest at the rate of TWELVE PERCENT (12%) per annum. Notwithstanding the foregoing, no interest shall accrue against Rent that is paid beyond the date it is due and payable as long as Andrew B. Shearer remains employed at Landlord.

         5. PREMISES; CONSTRUCTION OF IMPROVEMENTS; REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a) In consideration of the agreements, terms, covenants, conditions, requirements, provisions and restrictions to be kept, observed, performed, satisfied and complied with by Tenant, and for the Rent herein provided, and upon the terms and conditions herein stated, Landlord hereby lets, leases and demises unto Tenant, and Tenant hereby leases, takes and accepts from Landlord, the Premises.

         (b) Landlord shall complete and install, at its sole cost and expense, the Improvements on the Land in accordance with the Work Letter attached hereto as EXHIBIT "B" (hereinafter called the "WORK LETTER"), and incorporated herein by reference, including but not limited to the construction of 14,061 SQUARE FEET OF OFFICE SPACE and 49,782 SQUARE FEET OF WAREHOUSE SPACE.

         (c) Landlord represents, warrants and covenants to and with Tenant, knowing that Tenant is relying on each such representation, warranty and covenant, that: (i) there are no actions, suits or proceedings pending or threatened against, by or affecting Landlord, which affect title to the Premises or which question the validity or enforceability of this Lease or of any action taken by Landlord under this Lease, in any court or before any governmental authority, domestic or foreign; (ii) the execution of and entry into this Lease, and the performance by Landlord of Landlord's duties and obligations under this Lease are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Landlord is a party, any judicial order or judgment of any nature by which Landlord is bound, or the organizational documents of Landlord; (iii) Landlord has good and marketable fee simple title to the Land and is not subject to any Mortgage, lien, encroachment, covenant, easement or restriction which would adversely affect Tenant's use and enjoyment of the Premises, with the exception of those items ("PERMITTED EXCEPTIONS") set forth on EXHIBIT "A-1" attached hereto, and incorporated herein by reference; (iv) the Premises does not violate any applicable Laws and


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the use and occupancy of the Premises and Improvements by the Tenant contemplated under this Lease is in compliance with zoning and other applicable Laws; (v) no portion of the Land is used or has ever been used for the storage, processing, treatment or disposal of Hazardous Substances; the Improvements do not and will not contain Hazardous Substances; no Hazardous Substances have been released, introduced, spilled, discharged or disposed of, nor has there been a threat of release, introduction, spill, discharge or disposal of Hazardous Substances, on, in, or under the Land; there are no pending claims, administrative proceedings, judgments, declarations or orders, whether actual or threatened, relating to the presence of Hazardous Substances on, in or under the Land; the Land is in compliance with all federal, state and local laws, regulations, orders and requirements regarding the regulation of Hazardous Substances; Landlord will not cause or permit Hazardous Substances to be brought on, kept or used in or about the Premises; and, no Hazardous Substances have been released, introduced, spilled, discharged or disposed of on, in or under any adjacent land; (vi) there are no pending, threatened or contemplated condemnation actions involving all or any portion of the Land; and there are no existing, proposed or contemplated plans to widen, modify or realign any public rights-of-way located adjacent to any portion of the Land; and (vii) all utilities (including, without limitation, water, storm and sanitary sewer, electricity, gas, telephone and cable television) are available on the Land in capacities sufficient to serve and operate the Improvements.

         6. USE. Tenant may use and operate the Premises for any lawful business purpose. Tenant shall not use or occupy the Premises, or permit the Premises to be used or occupied, for any unlawful purpose, in material violation of any Law, or in any manner which would violate any certificate of occupancy with respect to the Premises, which would cause or would be likely to cause material damage to the Improvements, or which would constitute a public or private nuisance.

         7. TAXES AND ASSESSMENTS.

         (a) Tenant shall pay as and when they shall become due and payable all Taxes and Assessments for each calendar year during the term of this Lease. Tenant may take the benefit of any law permitting any Taxes and Assessments to be paid over time or in installments.

         (b) Taxes and Assessments for the calendar years during which the Commencement Date and the Expiration Date occur shall be prorated so that Tenant pays only that portion of the Taxes and Assessments for such calendar years allocable to periods of time during the term of this Lease. Such proration shall be computed and made as soon as practicable after the Commencement Date and the Expiration Date.

         (c) Tenant may, at Tenant's sole cost and expense, in Tenant's own name and on Tenant's own behalf, or in the name and on behalf of Landlord, in good faith, contest any Taxes and Assessments and, in the event of any such contest, may permit the Taxes and Assessments so contested to remain unpaid during the period of such contest and any appeal therefrom; provided, however, that, if the Premises or any part thereof are subject to imminent danger of loss or forfeiture by virtue of or by reason of such nonpayment, such Taxes and Assessments shall be paid forthwith or Tenant shall deposit with Landlord a sum of money reasonably required by Landlord as security to protect the Premises from any such loss or forfeiture. Landlord, at the sole cost and expense of Tenant, shall cooperate fully with Tenant in any such contest. Tenant may, at Tenant's sole cost and expense, in Tenant's own name and on Tenant's own behalf, apply for any tax exemption allowed by the state in which the Premises is located or any political or taxing subdivision thereof under any existing or future provision of law which grants or may grant any such tax exemption.

         8. UTILITIES. Prior to the Commencement Date, Landlord shall make all arrangements for, and pay or cause to be paid when due all charges for, the connection and hook-up of all utilities and services to the Premises including, but not limited to, electricity, gas, fuel, heat, water, sewer, telephone, power, sanitary services and trash collection. Tenant shall pay or cause to be paid when due all charges for all such utilities and services consumed at the Premises during the term of this Lease, excluding the charges to be paid by Landlord.


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         9. REPAIRS BY LANDLORD. Landlord, at Landlord's sole cost and expense, shall perform all maintenance, replacement or repair of the Premises under the EIGHTEEN (18) MONTH warranty described at PARAGRAPH 2.06 of the Work Letter. Landlord, at Landlord's sole cost and expense, shall maintain and repair, throughout the term of this Lease, the roof, foundations, footings, columns, exterior walls and other structural components of the Improvements, exterior glass (except when replacement is made necessary by Tenant's breakage), parking and other paved areas, landscaping and other exterior areas on the Land, all utility facilities serving the Premises, plumbing, electrical and other building systems for the Improvements, and all repairs not required to be performed by Tenant. Landlord shall also be responsible for paying all costs of any maintenance and repairs that are to be paid pursuant to paragraph 2 of that certain Clarification Letter and Agreement as to Confirmatory Deed entered into between Landlord and Sinking Springs Farms, Inc., dated _____________, 1998.

         10. REPAIRS BY TENANT. Tenant, at Tenant's sole cost and expense, shall perform all maintenance and repair of the interior of the Premises with the exception of the utility services and building systems. Notwithstanding the foregoing, Tenant shall pay for a maintenance contract for the HVAC systems exclusively servicing the Premises. Tenant shall maintain and repair the interior Premises so that the Premises shall be in good order and repair and Tenant shall repair any material damage to the roof, foundation, footings, columns, exterior walls and other structural components of the Improvements caused by Tenant or Tenant's employees, invitees or licensees, ordinary wear and tear excepted, unless covered by Landlord's or Tenant's insurance.

         11. ALTERATIONS AND ADDITIONS. Tenant may, at Tenant's sole cost and expense, construct or otherwise make new Improvements on any part or all of the Land, and may alter, modify, repair or add to the Premises (all or any of the foregoing being hereinafter collectively called "ALTERATIONS"). Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) shall be required before Tenant makes any Alterations; PROVIDED, HOWEVER, that Landlord's consent shall not be required for any Alterations that:
(i) do not adversely affect either the structural components of the Improvements or the building systems for the Improvements; or (ii) are anticipated to cost less than $10,000.00. All Alterations shall be subject to the following:

         (a) No Alterations shall be commenced until Tenant shall have obtained all certificates, licenses, permits, authorizations, consents and approvals necessary for such Alterations, from all governmental authorities having jurisdiction with respect to the Premises or such Alterations, and Landlord shall fully cooperate with Tenant in obtaining any such certificate, license, permit, authorization, consent or approval.

         (b) Tenant shall cause all Alterations to be made and completed in a good and workmanlike manner, and in compliance with all Laws, and shall cause all Alterations to be diligently prosecuted to completion.

         (c) Tenant shall promptly pay all costs and expenses incurred for any Alterations, and Tenant shall at all times maintain the Premises free and clear of all liens for services or labor performed or rendered, or for materials delivered, supplied or furnished, to or in connection with any Alterations.

         12. LEGAL REQUIREMENTS.

         (a) Tenant shall, at Tenant's sole cost and expense, promptly comply with all legal requirements affecting the Premises. The phrase "legal requirements affecting the Premises", as used in this paragraph, shall mean and shall include all Laws to the extent the same shall be applicable to Tenant or Tenant's use or occupancy of the Premises, specifically excluding any zoning Law, building Law, Law applicable to the construction or installation of the Improvements, or any other Law requiring construction, modification, or installation of Improvements (except as a result of or in connection with any Alterations made by Tenant).


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         (b) Tenant may, at Tenant's sole cost and expense, in Tenant's own name and on Tenant's own behalf or in the name of and on behalf of Landlord, in good faith, contest any legal requirement affecting the Premises and, in the event of any such contest, may permit such legal requirement so contested to remain unsatisfied during the period of such contest and any appeal therefrom;
PROVIDED, HOWEVER, that, if the Premises or any part thereof are subject to loss or forfeiture by virtue of or by reason of such non-compliance, such legal requirements shall be complied with forthwith or Tenant shall deposit with Landlord a sum of money reasonably required by Landlord as security to protect the Premises from any such loss or forfeiture. Landlord, at the sole cost and expense of Tenant, shall cooperate fully with Tenant in any such contest.

         13. NO LIENS.

         (a) Tenant shall not create any lien, encumbrance or charge against the Premises or any part of the Premises. If any lien, encumbrance or charge is filed against all or any part of the Premises, Tenant shall cause the same to be discharged by payment, satisfaction or posting of bond within NINETY (90) DAYS after demand therefor by Landlord. If Tenant fails to cause any such lien, encumbrance or charge to be discharged within the permitted time, Landlord may cause it to be discharged and may pay the amount of such claim of lien in order to do so. If Landlord makes any such payment, all amounts paid by Landlord shall be payable by Tenant to Landlord upon demand.

         (b) Tenant may, at Tenant's sole cost and expense, in Tenant's own name and on Tenant's own behalf or in the name of and on behalf of Landlord, in good faith, contest any claim of lien and, in the event of any such contest, may permit such claim of lien so contested to remain unpaid, unsatisfied and undischarged during the period of such contest and any appeal therefrom; PROVIDED, HOWEVER, that, if the Premises or any part thereof are subject to imminent danger of loss or forfeiture by virtue of or by reason of such claim of lien, such claim of lien shall be complied with forthwith or Tenant shall deposit with Landlord a sum of money reasonably required by Landlord as security to protect the Premises from any such loss or forfeiture. Landlord, at the sole cost and expense of Tenant, shall cooperate fully with Tenant in any such contest.

         14. DAMAGE OR DESTRUCTION.

         (a) For the purposes of this Lease, the following terms shall have the following meanings: (i) "CASUALTY" shall mean damage or destruction of the Premises, or any portion thereof, by fire or other casualty; (ii) the "DATE OF CASUALTY" shall mean the date on which the Casualty occurs; (iii) "PROCEEDS" shall mean the amounts recovered or recoverable as compensation or damages for damage to the Premises on account of a Casualty, including insurance payments; and (iv) a Casualty affecting a "SUBSTANTIAL PORTION OF THE PREMISES" shall mean a Casualty which, in Tenant's good faith judgment, renders the Premises unsuitable for the continued feasible and economic use by Tenant.

         (b) If there occurs a Casualty affecting a Substantial Portion of the Premises, the term of this Lease shall expire on the date of such destruction with the same effect as if the Date of Casualty were the Expiration Date, and all Rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the Date of Casualty.

         (c) If there occurs a Casualty affecting less than a Substantial Portion of the Premises, then this Lease and all duties and obligations of Tenant under this Lease shall remain unmodified, unaffected and in full force and effect; PROVIDED, HOWEVER, that, commencing with the date of any Casualty, Rent shall abate pro rata to the extent that, and for so long as, any portion of the Premises is not reasonably usable by Tenant in the ordinary conduct of its business. Landlord shall promptly proceed to repair, restore, rebuild, reconstruct or replace the damaged or destroyed portion to a condition at least as good as the condition which existed immediately prior to the Casualty. Landlord shall be entitled to apply the Proceeds to the reconstruction, restoration and repair of the Premises from time to time as such work progresses. Any portion of the Proceeds remaining after final payment has been made for such work shall


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be retained by and be the property of Landlord. If the cost of such work exceeds the Proceeds, Landlord shall pay the excess cost.

         15. CONDEMNATION.

         (a) For purposes of this Lease, the following terms shall have the following meanings: (i) "TAKING" shall mean any condemnation or exercise of the power of eminent domain by any public authority vested with such power, or any taking in any other manner for public use, including a private purchase, in lieu of condemnation, by a public authority vested with the power of eminent domain;
(ii) the "DATE OF TAKING" shall mean the earlier of the date upon which title to the Premises or portion thereof taken is vested in the condemning authority, or the date upon which possession of the Premises or portion thereof is taken by the condemning authority; (iii) "AWARD" shall mean any amounts paid, recovered or recoverable as damages, compensation or proceeds by reason of any taking on account of a Taking, including all amounts paid pursuant to any agreement with such entity which has been made in settlement or under threat of any such action or proceeding, less the reasonable costs and expenses incurred in collecting such amounts; and (iv) a Taking affecting a "SUBSTANTIAL PORTION OF THE PREMISES" shall mean a Taking affecting so much of the Premises as, when taken, leaves the untaken portion unsuitable for the continued feasible and economic operation of the Premises by Tenant for substantially the same purposes as immediately prior to such taking.

         (b) If there occurs a Taking of all or a Substantial Portion of the Premises, other than a Taking for temporary use, then this Lease shall automatically terminate, and the term of this Lease shall automatically expire, on the Date of Taking, as if such date were the Expiration Date, and all Rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the Date of Taking.

         (c) If there occurs a Taking of less than a Substantial Portion of the Premises, then this Lease and all duties and obligations of Tenant under this Lease shall remain unmodified, unaffected and in full force and effect; PROVIDED, HOWEVER, that the Rent payable after the taking shall be reduced to an amount which bears the same ratio to the Rent payable immediately prior to the taking as the rental value of the Premises after taking bears to the rental value of the Premises immediately prior to the taking. Landlord shall promptly proceed to reconstruct, restore and repair the remaining portion of the Premises (to the extent possible) to a condition substantially equivalent to the condition thereof prior to the Taking. Landlord shall be entitled to apply the Award received by Landlord to the reconstruction, restoration and repair of the Premises from time to time as such work progresses. If the cost of the repair work exceeds the Award recovered by Landlord, Landlord shall pay the excess cost.

         (d) If there occurs a Taking of the Premises or any portion thereof, for temporary use, then this Lease shall remain in full force and effect for the remainder of the Term, PROVIDED, HOWEVER, that during such time as Tenant shall be out of possession of the Premises by reason of such Taking, the failure to keep, observe, perform, satisfy and comply with those terms and conditions of the Lease which are effectively made impractical or impossible as a result of Tenant's being out of possession of the Premises (and which shall not include payment of Rent or additional Rent) shall not be an event of default hereunder. The Award for any such temporary taking payable for any period prior to the Expiration Date shall be paid to Tenant and, for any period thereafter, to Landlord.

         (e) Except as may be expressly provided in SUBPARAGRAPH (d), above, and hereafter in this SUBPARAGRAPH (e), Landlord shall be entitled to all Awards payable by reason of any taking, and Tenant shall not be entitled to any portion of, and shall have no claim for, and hereby transfers, assigns, conveys and sets over unto Landlord all of its right, title and interest, if any, in or to, any Award payable by reason of any taking. Notwithstanding the foregoing, Tenant shall have the right to make a separate claim with the condemning authority for:
(i) any moving expenses incurred by Tenant as a result of such condemnation;
(ii) any unamortized costs incurred or paid by Tenant in connection with Alterations made by Tenant to the Premises; and (iii) the value of any of Tenant's property taken.


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         16. WAIVER OF SUBROGATION; INDEMNITY.

         (a) To the extent permitted by law, Landlord and Tenant hereby waive any and all rights of recovery, claim, action or cause of action against each other, their respective agents, officers and employees, for any loss or damage that may occur to the Premises, or to any other property, whether real, personal or mixed, located in the Premises, by reason of fire, the elements, or any other cause insured against, or required to be insured against, under the terms of policies of insurance maintained, or required to be maintained, for the Premises or such other property, by Landlord or Tenant (as the case may be) under the terms of this Lease, regardless of cause or origin, including negligence of the parties hereto, their respective agents and employees.

         (b) Subject to the provisions of SUBPARAGRAPH (a), above, Tenant agrees to indemnify and save Landlord harmless from any and all claims with respect to bodily injury, personal injury or property damage arising from Tenant's use and occupancy of the Premises or from Tenant's negligence or intentional acts or the negligence or intentional acts of any of Tenant's agents or employees, including all costs, actual and reasonable counsel fees, expenses and liabilities incurred in connection with any such claim; and if any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord covenants to resist or defend such action or proceeding at its expense.

         (c) Subject to the provisions of SUBPARAGRAPH (a), above, Landlord agrees to indemnify and save Tenant harmless from any and all claims with respect to bodily injury, personal injury or property damage arising from Landlord's negligence or intentional acts or the negligence or intentional acts of any of Landlord's agents or employees, including all costs, actual and reasonable counsel fees, expenses and liabilities incurred in connection with any such claim; and if any action or proceeding is brought against Tenant by reason of any such claim, Landlord upon notice from Tenant covenants to resist or defend such action or proceedings at its expense.

         17. ENVIRONMENTAL COVENANTS

         (a) If removal, encapsulation or other remediation is required as to Hazardous Substances located in, on or under the Land, or the Improvements by applicable Laws (herein "REMEDIATION"), unless such Hazardous Substances were released or placed on the Land or Improvements by Tenant, Landlord immediately and with all due diligence and at no expense to Tenant, shall take all measures necessary to comply with all applicable Laws, to remove such Hazardous Substances and to perform such Remediation. Landlord shall repair and restore the Premises at its expense (herein "RESTORATION"). From the date such Hazardous Substances are discovered on the Premises to the date such Remediation and Restoration is complete, the Rent due hereunder shall be reduced by the same percentage as the percentage of the Premises which, in Tenant's good faith judgment, cannot be safely, economically or practically used for the operation of Tenant's business. Notwithstanding anything to the contrary, if in Tenant's good faith judgment such Remediation and Restoration cannot be completed within NINETY (90) DAYS following the date such Hazardous Substances are discovered, Tenant may terminate this Lease by written notice to Landlord which shall be effective on Landlord's receipt.

         (b) Subject to the provisions of PARAGRAPH 16 (a) of this Lease, Landlord agrees to indemnify and save Tenant harmless from and against any and all claims, judgments, demands, penalties, fines, losses and costs and expenses incurred by Tenant during or after the term of this Lease as a result of (i) any Hazardous Substances that Landlord causes or permits to be brought upon, kept or used in or about the Premises; and (ii) any Hazardous Substance that exist in or about Premises as of the Commencement Date.

         (c) Subject to the provisions of PARAGRAPH 16 (a) of this Lease, Tenant agrees to indemnify and save Landlord harmless from and against any and all claims, judgments, demands, penalties, fines, losses and costs and expenses incurred by Landlord during or after the term of this Lease as a result of any Hazardous Substances that Tenant causes or permits to be brought upon, kept or used in or about the Premises.

         18. INSURANCE

         (a) From and after the Commencement Date, Tenant shall procure, and shall maintain in full force and effect at all times during the term of this Lease, the following types of insurance with respect to the Premises, paying as the same become due all premiums therefor:

         (i) commercial general public liability insurance insuring against all liability of Tenant and Tenant's officers, employees, agents, licensees and invitees arising out of, by reason of or in connection with the use, occupancy or possession of, or any conduct or activity on, the Premises, in an amount of not less than $ 1,000,000.00 for injury to or death of one person or as a result of one occurrence, and not less than $ 5,000,000.00 for injury or death to more than one person as a result of one occurrence, and for damage to property in the amount of $ 1,000,000.00, or combined single limit of $ 1,000,000.00 with an umbrella policy of $ 4,000,000.00; and

         (ii)  workmen's compensation insurance as required by any Law; and

         (iii) insurance in an amount not less than 100% of the fair market value of the Improvements against direct and indirect loss or damage by fire and other typical casualties and risks.

         (b) Tenant shall pay all premiums for the insurance coverage which Tenant is required to procure and maintain under this Lease. Each insurance policy: (i) shall be issued by an insurer authorized under the applicable Laws to issue the coverage provided by the policy; (ii) shall name Landlord, Tenant and any lender with an interest in the Premises (provided such lender has executed an SNDA pursuant to PARAGRAPH 19 of this Lease) as insured parties, as their respective interests may appear; (iii) shall provide that the policy cannot be canceled as to Landlord except after the insurer gives Landlord TEN
(10) DAYS written notice of cancellation; (iv) shall not be subject to invalidation as to Landlord by reason of any act or omission of Tenant or any of Tenant's officers, employees or agents; and (v) shall contain a provision to the effect that the policy shall not be invalidated, and shall remain in full force and effect, if any insured waives in writing prior to a loss any or all rights of recovery against any party for loss occurring to property covered by that policy, and a provision whereby the insurer itself waives any claims by way of subrogation against Landlord. Immediately upon the issuance of each policy required under this Lease, Tenant shall deliver evidence of coverage to Landlord, together with evidence that the premiums therefor have been paid for a period of at least SIX (6) MONTHS from the date of delivery. Not less than TEN
(10) DAYS prior to the expiration date of each policy required, Tenant shall pay the premium for renewal for a period of not less than SIX (6) MONTHS and deliver to Landlord evidence of the renewal, together with evidence that the renewal premium has been paid for a period of not less than SIX (6) MONTHS.

         (c) From and after the Commencement Date, Landlord shall procure, and shall maintain in full force and effect at all times during the term of this Lease, the following types of insurance with respect to the Premises, paying as the same become due all premiums therefor: rent insurance insuring Landlord against loss of Rent in the event of damage to or destruction of the Premises, in an amount equal to one hundred percent (100%) of the annual Rent from time to time payable under this Lease.

         19. MORTGAGES AND MORTGAGEES. The following provides for the effect of Mortgages on this Lease and for the rights of Mortgagees:

         (a) This Lease shall be subordinate to any and all Mortgages encumbering the Premises or any part of the Premises, and to all renewals, modifications, replacements and extensions of such Mortgages; PROVIDED, HOWEVER, that, the subordination herein contained shall not be effective unless all Mortgagees shall execute and deliver a subordination and non-disturbance agreement ("SNDA") in favor of Tenant substantially in the form attached hereto as EXHIBIT "D". Notwithstanding anything to the contrary in this Lease, Tenant's obligations under this Lease shall be contingent upon (and only Tenant shall have the right to waive such contingency) Tenant and all Mortgagees executing an SNDA prior to the Commencement Date.

         (b) Notwithstanding the foregoing, if any Mortgagee elects to have this Lease superior to its Mortgage and states its election in its Mortgage or by separate recorded instrument, then this Lease shall be superior to such Mortgage.

         20. ASSIGNMENT AND SUBLETTING.

         (a) Without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant may not assign this Lease or any of Tenant's rights hereunder or sublet all or any part of the Premises; PROVIDED, HOWEVER, that Tenant may assign this Lease or sublet all or any portion of the Premises, without the requirement of any consent by Landlord, to any successor corporation to Tenant, by way of merger, consolidation or other corporate reorganization, or to any parent, subsidiary or affiliate of Tenant, or to any party acquiring all or substantially all of Tenant's assets, or to any party acquiring and continuing that portion of Tenant's business operations conducted at or from the Premises.

         (b) Any subtenant of all or any portion of the Premises shall have the right, at its election, to cure any default by Tenant under this Lease. If any such subtenant shall cure all curable defaults by Tenant hereunder, such subtenant's possession and use shall not be disturbed by Landlord so long as the subtenant performs and satisfies each and every duty and obligation under its sublease, the subtenant attorns to Landlord, and all subsequent defaults by Tenant are either cured by such subtenant or are uncurable. If such subtenant does not cure the defaults of Tenant as described herein, Landlord may exercise its rights permitted by PARAGRAPH 26 of this Lease.

         (c) Landlord may assign its interest under the Lease to any entity controlled by Landlord or a member of Landlord's immediate family; PROVIDED, HOWEVER, Landlord shall remain fully liable for the performance of its obligations under the Lease.

         21. ESTOPPEL CERTIFICATES.

         (a) Tenant, from time to time upon TEN (10) DAYS prior request by Landlord, shall execute, acknowledge and deliver to Landlord, or to a person designated by Landlord, a certificate of Tenant stating that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which Rent and other sums payable hereunder have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge. Landlord, at Landlord's cost and expense, shall cause such certificate to be prepared for execution by Tenant. Any such certificate may be relied upon by any prospective Mortgagee or purchaser of the Premises.

         (b) Landlord, from time to time upon TEN (10) DAYS prior request by Tenant, shall execute, acknowledge and deliver to Tenant, or to a person designated by Tenant, a certificate of Landlord stating that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified and setting forth such modifications) and the dates to which Rent and other sums payable hereunder have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge.

Tenant, at Tenant's cost and expense, shall cause such certificate to be prepared for execution by Landlord. Any such certificate may be relied upon by any prospective Mortgagee, assignee of this Lease, or subtenant of all or any portion of the Premises.

         22. SURRENDER. Upon the expiration of the term of, or earlier termination of, this Lease, Tenant shall peaceably and quietly leave, yield up and surrender to Landlord the Premises, in a condition at least as good as the condition the Premises were in on the Commencement Date, excepting only repairs and maintenance required to be performed by Landlord, reasonable or ordinary wear and tear, depreciation and obsolescence, and damage by fire, or other casualty or condemnation.

         23. REMOVAL OF TENANT'S PROPERTY. On or before the Expiration Date, or within TEN (10) DAYS thereafter, Tenant may remove all personal property, trade fixtures and fixtures (including, without limitation, explosion-proof wiring devices and other specialized fixtures), which Tenant has installed on or affixed or attached to, or otherwise located on, the Premises; PROVIDED, HOWEVER, that Tenant shall promptly restore the Premises to substantially their condition immediately preceding the time the property was installed on, affixed or attached to, or otherwise located on, the Premises.

         24. HOLDING OVER. If Tenant remains in possession of the Premises after expiration of the term of this Lease without any express written agreement by Landlord (the "HOLDOVER COMMENCEMENT DATE"), Tenant shall be and become a tenant at will and the Rent payable shall be the Rent that was in effect as of the Expiration Date; PROVIDED, THAT, every six (6) months following the Holdover Commencement Date, the Rent shall be adjusted for the next six (6) months to reflect the increase, if any, in the CPI, as measured from the Holdover Commencement Date. All of the terms and conditions of this Lease shall continue to be in full force and effect.

         25. RIGHT OF ENTRY. Tenant shall permit Landlord and Landlord's representatives, agents and employees to enter the Premises, during normal business hours with FORTY-EIGHT (48) HOURS prior notice, for the purposes of inspecting the Premises, showing the Premises to prospective purchasers and Mortgagees, making any repairs or replacements or performing any maintenance on the Premise. Landlord shall also have the right to place signs, of reasonable size and in reasonable locations, advertising the Premises or any part of the Premises "for sale" or "for rent", PROVIDED, HOWEVER, that such signs can only be placed on the Premises during the SIX (6) MONTH PERIOD prior to the Expiration Date.

         26. DEFAULT.

         (a) The following events shall constitute events of default by Tenant under this Lease:

         (i) if Tenant shall fail to pay when due any Rent or other payment of money to be made by Tenant hereunder and shall not cure such failure within TEN (10) DAYS after Landlord gives Tenant written notice thereof;

         (ii) if Tenant shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Lease (other than the payment of Rent or any other payment to be made by Tenant), and shall not cure such failure within THIRTY (30) DAYS after Landlord gives Tenant written notice thereof, or, if such failure shall be incapable of cure within THIRTY (30) DAYS, if Tenant shall not commence to cure such failure within such THIRTY (30) DAY period and continuously prosecute the performance of the same to completion with due diligence; or

         (iii) if Tenant becomes insolvent as defined in the Uniform Commercial Code under the Laws applicable to this Lease or makes an assignment for the benefit of creditors; or if any action is brought by Tenant seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if

     Tenant commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by Tenant for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by Tenant seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against Tenant seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by Tenant or is not dismissed within ONE HUNDRED TWENTY (120) DAYS after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against Tenant and (i) an order for relief is entered in such proceeding, or (ii) such proceeding is consented to or acquiesced in by Tenant or is not dismissed within ONE HUNDRED TWENTY
     (120) DAYS after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against Tenant for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by Tenant or is not dismissed within ONE HUNDRED TWENTY (120) DAYS after the date upon which it was instituted; or if any action or petition is otherwise brought against Tenant seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by Tenant or is not dismissed within ONE HUNDRED TWENTY (120) DAYS after the date upon which it was brought.

         (b) Upon the occurrence of any event of default by Tenant, Landlord may pursue any one or more of the following remedies, separately or concurrently or in any combination, without any notice (except as specifically provided below) or demand whatsoever and without prejudice to any other remedy which it may have for possession of the Premises or for arrearages in Rent or other amounts payable by Tenant:

         (i) Landlord may terminate this Lease by giving Tenant written notice of termination, in which event Tenant shall immediately quit and vacate the Premises and deliver and surrender possession of the Premises to Landlord, and this Lease shall be terminated at the time designated by Landlord in its notice of termination to Tenant;

         (ii) with or without terminating this Lease, Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, by force if necessary, without being liable for prosecution or any claim for damages;

         (iii) Landlord may re-lease the Premises or any part thereof, at market-rate rent and on such terms and conditions as are customary for similar leases, in which event Tenant shall pay to Landlord on demand any deficiency that may arise by reason of such releasing;

         (iv) Landlord may do whatever Tenant is obligated to do under the terms of this Lease, in which event Tenant shall reimburse Landlord on demand for any reasonable and actual expenses which Landlord may incur in thus effecting satisfaction and performance of or compliance with Tenant's duties and obligations under this Lease, and the amounts so expended by Landlord shall bear interest at the Default Rate from the date expended by Landlord until paid.

         (c) Landlord's pursuit of any one or more of the remedies stated in SUBPARAGRAPH (b), above shall not preclude pursuit of any other remedy or remedies provided in this Lease or any other remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination. Landlord's pursuit of any one or more of the remedies provided in this Lease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any Rent or other amounts payable under this Lease by Tenant or of any damages or other sums accruing to Landlord by reason of Tenant's failure to fully and completely keep, observe, perform, satisfy and comply with all of the agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Lease. No action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease. Landlord's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any event of default or of any remedy. No waiver by Landlord of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any other right or remedy then or thereafter existing. No failure of Landlord to pursue or exercise any of Landlord's powers, rights or remedies or to insist upon strict and exact compliance by Tenant with any agreement, term, covenant, condition, requirement, provision or restriction of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Landlord of the right to demand strict and exact compliance with terms and conditions of this Lease. No termination of this Lease shall affect Landlord's right to collect Rent for the period prior to termination.

         (d) In the event Landlord shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Lease, and shall not cure such failure within THIRTY (30) DAYS after Tenant gives Landlord written notice thereof, or, if such failure shall be incapable of cure within THIRTY (30) DAYS, if Landlord shall not commence to cure such failure within such THIRTY (30) DAY period and continuously prosecute the performance of the same to completion with due diligence, then Tenant may terminate this Lease, pursue any remedy or remedies provided in this Lease, or pursue any other remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination. Tenant's pursuit of any one or more of the remedies provided in this Lease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any relief. Tenant's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any event of default or of any remedy. No waiver by Tenant of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any other right or remedy then or thereafter existing. No failure of Tenant to pursue or exercise any of Tenant's powers, rights or remedies or to insist upon strict and exact compliance by Landlord with any agreement, term, covenant, condition, requirement, provision or restriction of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Tenant of the right to demand strict and exact compliance with terms and conditions of this Lease.

         27. ATTORNEYS' FEES. In any action to enforce the rights of either party hereunder, the prevailing party, as determined by the arbitrator, court or other tribunal before which such action is brought, shall be entitled to recover the costs and expenses of such party, plus reasonable attorneys' fees, incurred in investigating, prosecuting or defending such action. Reasonable attorney's fees shall be constructed to be the greater of FIFTEEN PERCENT (15%) of any amount recovered or actual attorney's fees incurred.

         28. QUIET ENJOYMENT. Tenant shall, subject to the terms and conditions of this Lease, peaceably and quietly hold and enjoy the Premises during the term of this Lease without hindrance or interruption, so long as Tenant fully and completely keeps, observes, performs, satisfies and complies with all of the agreements, terms, covenants and conditions, requirements, provisions and restrictions of this Lease to be kept, observed, performed, satisfied and complied with by Tenant under this Lease and pays all Rent and other amounts required to be paid by Tenant under this Lease.

         29. NO MERGER. There shall be no merger of this Lease or the leasehold estate created hereby with the fee simple estate in the Premises or any part thereof, by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, and the fee simple estate in the Premises or any interest in such fee simple estate; and this Lease shall not be terminated except as expressly provided herein.

         30. BROKER AND COMMISSION.

         (a) All negotiations relative to this Lease and the leasing of the Premises contemplated by and provided for in this Lease have been conducted by and between Landlord and Tenant without the intervention of any person or other
party as agent or broker, with the exception of the following: (i)     N/A
who represents Landlord (hereinafter called "LANDLORD'S BROKER"); and (ii)
     N/A       who represents Tenant (hereinafter called "TENANT'S BROKER").
Landlord's Broker shall be paid a commission of $     N/A       by Landlord in
accordance with Landlord's separate agreement with Landlord's Broker. Tenant's
Broker shall be paid a commission of $    N/A       by Landlord in accordance
with Landlord's separate agreement with Tenant's Broker.

         (b) Landlord and Tenant warrant and represent to each other that there are and will be no broker's commissions or fees payable in connection with this Lease or the leasing of the Premises by reason of their respective dealings, negotiations or communications except the commission payable to Landlord's Broker and Tenant's Broker as set forth in SUBPARAGRAPH (a) IN THIS PARAGRAPH
30. Landlord and Tenant shall, and do each hereby indemnify, defend and hold harmless each of the others from and against the claims, demands, actions and judgments of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Lease or the leasing of the Premises.

         31. MEMORANDUM OF LEASE. Contemporaneously with the execution and delivery of this Lease, Landlord and Tenant will execute and deliver a memorandum of this Lease and the options described therein, in recordable form, to be filed in the York County, Pennsylvania records, substantially in the form as attached hereto as EXHIBIT "E". Landlord shall cooperate with Tenant and execute all other documents reasonably necessary to record a memorandum of this Lease, or otherwise effectuate the intent of this paragraph.

         32. RIGHT OF PARTICIPATION. Tenant shall have the right of participation in any sale, transfer or other conveyance of the Premises as more particularly described on EXHIBIT "F" attached hereto and incorporated herein.

         33. RIGHT OF FIRST REFUSAL; OPTION TO PURCHASE. Tenant shall have the option to purchase Premises in accordance with the terms, provisions and conditions of EXHIBIT "G" attached hereto and incorporated herein. Tenant shall have the further right of first refusal to purchase the Premises in accordance with the terms, provisions and conditions of EXHIBIT "H" attached hereto and incorporated herein.

         34. ADDITIONAL SIGNATORY. Additional Signatory is the current spouse of Landlord. Additional Signatory acknowledges that she has a financial interest in Landlord, and Additional Signatory will benefit from the execution and delivery of the Lease. Therefore, in consideration of certain agreements made by Tenant to Landlord in the Lease, and the payment of One Dollar ($1.00) to the Additional Signatory, the Additional Signatory agrees to execute all documents and do all things necessary to effectuate the intent of this Lease, including but not limited to, the execution of any deeds or other closing documents related to Tenants' Right of Participation, Right of First Refusal or Option to Purchase described in PARAGRAPHS 32 AND 33.

         35. LANDLORD'S DELIVERIES. Within FORTY-FIVE (45) days following the date of the Lease, Landlord shall deliver to Tenant the following: (i) a SNDA executed by all Mortgagees and Landlord in favor of Tenant substantially similar to the form attached hereto as EXHIBIT "D" and recorded (and Landlord shall bear the cost of such recording) in the property records of the York County, or other appropriate records; (ii) a title policy on the Property with no exceptions other than those listed on Schedule B, Section II of the title commitment from Fidelity National Title Insurance Company of Pennsylvania, Commitment No. 5412-725379, effective date 5/12/98 (the "TITLE COMMITMENT"); (iii) evidence that the taxes and other charges referred to in paragraphs 4, 5 and 15 of Schedule B, Section I of the Title Commitment have been paid in full; (iv) a copy of the title exception recorded in Deed Book 167, Page 574 and referred to in paragraph 9 of Schedule B, Section II of the Title Commitment; (v) evidence that Farmbrook Industrial Park has (1) approved the improvements to be placed on the portion of the Premises which lies in such park or (2) agreed to remove all portions of the Premises from lying in such park; (vi) a copy of the subdivision plan for the Premises signed and approved by Manchester Township; (vii) a fully executed copy of the "Clarification Letter and Agreement as to Confirmatory Deed" by and between Landlord and Sinking Springs Farms, Inc. recorded (and Landlord shall bear the cost of such recording) within seven (7) days of the date of this Lease in the property records of the York County, or other appropriate records; (viii) a fully-executed copy of the Memorandum of Lease attached hereto as EXHIBIT "E" recorded (and Landlord shall bear the cost of such recording) within seven (7) days of the date of this Lease in the property records of the York County, or other appropriate records; and (ix) a fully-executed copy of an "Agreement Modifying Letter Agreement" executed by Industrial Distribution Group, Inc., Landlord, Tenant, Frederick B. Shearer, Jr., Ruth Y. Shearer Trust No. 1, and Ruth Y. Shearer Trust No. 2. in a form to be supplied by Landlord (the items set forth in clause (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) shall be collectively referred to as "LANDLORD'S DELIVERIES"). If Landlord's Deliveries are not made within the time period prescribed by this paragraph or if Tenant reasonably objects to the title exception described in clause (iv) above, then Tenant shall have the right to terminate this Lease any time prior to the Commencement Date.

         36. GUARANTY. Contemporaneously with the execution of the Lease, Industrial Distribution Group, Inc., a Delaware corporation, shall execute a guaranty substantially in the form attached as EXHIBIT "I".

         37. GENERAL PROVISIONS.

         (a) NOTICES. Whenever any notice, demand or request is required or permitted under this Lease, such notice, demand or request shall be in writing and shall be delivered by hand, be sent by registered or certified mail, postage prepaid, return receipt requested, or be sent by nationally recognized commercial courier for next business day delivery, to the address for each party set forth below their respective executions hereof, or to such other addresses as are specified by written notice given in accordance herewith, or shall be transmitted by facsimile to the number for each party set forth below their respective executions hereof, or to such other numbers as are specified by written notice given in accordance herewith. All notices, demands or requests delivered by hand shall be deemed given upon the date so delivered; those given by mailing as hereinabove provided shall be deemed given on the date of deposit in the United States Mail; those given by commercial courier as hereinabove provided shall be deemed given on the date of deposit with the commercial courier; and those given by facsimile shall be deemed given on the date of facsimile transmittal. Tenant designates and appoints, as its agent to receive notice of all dispossessory or distraint proceedings and all notices required under this Lease, the person in charge of the Premises at the time such notice is given.

         (b) BINDING EFFECT. This Lease shall be binding upon and enforceable against, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         (c) HEADINGS. The use of headings, captions and numbers in this Lease is solely for the convenience of identifying and indexing the various provisions in this Lease and shall in no event be considered otherwise in construing or interpreting any provision in this Lease.

         (d) EXHIBITS. Each and every exhibit referred to or otherwise mentioned in this Lease is attached to this Lease and is and shall be construed to be made a part of this Lease by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

         (e) DEFINED TERMS. Capitalized terms used in this Lease shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

         (f) PRONOUNS. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

         (g) SEVERABILITY. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

         (h) NON-WAIVER. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by any party of any right arising from any breach of any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.

         (i) RIGHTS CUMULATIVE. All rights, remedies, powers and privileges conferred under this Lease on the parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law.

         (j) TIME OF ESSENCE. Time is of the essence of this Lease. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Lease. If any date set forth in this Lease shall fall on, or any time period set forth in this Lease shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Lease or any deadline under this Lease shall be the specified day or date, and shall include the period of time through and including such specified day or date.

         (k) APPLICABLE LAW AND FORUM SELECTION. This Lease shall be governed by and construed in accordance with the laws of the State of Georgia.

         (l) ENTIRE AGREEMENT. This Lease contains the entire agreement of the Parties with respect to the subject matter hereof, and all representations, warranties, inducements, promises or agreements, oral or otherwise, between the Parties not embodied in this Lease shall be of no force or effect.

         (m) MODIFICATIONS. This Lease shall not be modified or amended in any respect except by a written agreement executed by the parties in the same manner as this Lease is executed.

         (n) COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

         (o) JOINT AGREEMENT. Landlord and Tenant recognize that this is a joint agreement drafted by both Parties and no provision shall be construed against a Party.



                       (Signatures continued on next page)


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

                   (Signatures continued from preceding page)

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed and sealed, all effective as of the day and year first written above.


                                       LANDLORD:

                                       ANDREW B. SHEARER

                                       /s/ Andrew B. Shearer             (SEAL)

                                       Date of Landlord's Execution:

                                       ----------------------------------------

                                       Initial address for notices:

                                       1540 Wyndham Drive South
                                       York, PA  17403

                                       Telephone Number: (717) 848-1994
                                       Telecopy Number:



                                       ADDITIONAL SIGNATORY FOR LANDLORD:


                                       STEPHANIE A. SHEARER

                                       /s/ Stephanie A. Shearer          (SEAL)

                                       Date of Additional Signatory's Execution:

                                       ----------------------------------------

                                       Initial address for notices:

                                       1540 Wyndham Drive South
                                       York, PA  17403

                                       Telephone Number: (717) 848-1994
                                       Telecopy Number:




                       (Signatures continued on next page)

                   (Signatures continued from preceding page)



                                       TENANT:

                                       SHEARER INDUSTRIAL SUPPLY CO.


                                       By: /s/ Douglass C. Smith         (SEAL)
                                           Name: Douglass C. Smith
                                           Title: President

                                       (CORPORATE SEAL)


                                       Date of Tenant's Execution:

                                       July 28, 1998


                                       Initial address for notices:

                                       2500 Royal Place
                                       Tucker, GA  30084

                                       Telephone Number: (770) 243-9002
                                       Telecopy Number: (770) 243-9040


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                                INDEX TO EXHIBITS


EXHIBIT "A" ................................................ Description of Land

EXHIBIT "A-1" ............................................. Permitted Exceptions

EXHIBIT "B" ........................................................ Work Letter

EXHIBIT "C" .............................. Definitions Made a Part of This Lease

EXHIBIT "D" ............ Subordination, Non-Disturbance and Attornment Agreement

EXHIBIT "E" ........... Memorandum of Lease, Options and Rights of First Refusal

EXHIBIT "F" ................................... Right of Participation by Tenant

EXHIBIT "G" ................................................. Option to Purchase

EXHIBIT "H" ............................................. Right of First Refusal

EXHIBIT "I" ........................................................... Guaranty

EXHIBIT "J" ......... Clarification Letter and Agreement as to Confirmatory Deed